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                                                                    EXHIBIT 99.1















                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          FLORAFAX INTERNATIONAL, INC.,

                          RED CANNON ACQUISITION CORP.,

                                       and

                              GERALD STEVENS, INC.

                                December 9, 1998



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                                TABLE OF CONTENTS
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ARTICLE I
THE MERGER........................................................................................................2

     SECTION 1.1.          THE MERGER.............................................................................2
     SECTION 1.2.          CLOSING................................................................................2
     SECTION 1.3.          EFFECTIVE TIME.........................................................................2
     SECTION 1.4.          EFFECT OF THE MERGER...................................................................2
     SECTION 1.5.          CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE
                           SURVIVING CORPORATION..................................................................2
     SECTION 1.6.          DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION....................................3
     SECTION 1.7.          CERTIFICATE OF INCORPORATION OF RED CANNON.............................................3
     SECTION 1.8.          BY-LAWS OF RED CANNON..................................................................3
     SECTION 1.9.          DIRECTORS AND OFFICERS OF .............................................................3

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES................................................................4

     SECTION 2.1.          CONVERSION OF SECURITIES...............................................................4
     SECTION 2.2.          EXCHANGE OF CERTIFICATES...............................................................5
     SECTION 2.3.          STOCK TRANSFER BOOKS...................................................................7
     SECTION 2.4.          STOCK OPTIONS..........................................................................8
     SECTION 2.5.          DISSENTERS' RIGHTS.....................................................................8

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................................9
     SECTION 3.1.          ORGANIZATION AND GOOD STANDING.........................................................9
     SECTION 3.2.          SUBSIDIARIES...........................................................................9
     SECTION 3.3.          CAPITAL STRUCTURE......................................................................9
     SECTION 3.4.          AUTHORITY; NONCONTRAVENTION...........................................................10
     SECTION 3.5.          INFORMATION SUPPLIED; FINANCIAL STATEMENTS............................................11
     SECTION 3.6.          ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................12
     SECTION 3.7.          LITIGATION............................................................................13
     SECTION 3.8.          COMPLIANCE WITH LAWS; PERMITS.........................................................13
     SECTION 3.9.          ENVIRONMENTAL MATTERS.................................................................13
     SECTION 3.10.         BENEFIT PLAN COMPLIANCE...............................................................14
     SECTION 3.11.         TAXES.................................................................................16
     SECTION 3.12.         NO EXCESS PARACHUTE PAYMENTS..........................................................16
     SECTION 3.13.         CONTRACTS.............................................................................17
     SECTION 3.14.         VOTING REQUIREMENTS...................................................................18
     SECTION 3.15.         REAL ESTATE...........................................................................18
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     SECTION 3.16.         GOOD TITLE TO, CONDITION AND ADEQUACY OF ASSETS.......................................19
     SECTION 3.17.         LABOR AND EMPLOYMENT MATTERS..........................................................19
     SECTION 3.18.         INSURANCE.............................................................................20
     SECTION 3.19.         RELATED PARTY TRANSACTIONS............................................................20
     SECTION 3.20.         NAMES; PRIOR ACQUISITIONS.............................................................20
     SECTION 3.21.         STATE TAKEOVER STATUTES...............................................................20
     SECTION 3.22.         BROKERS...............................................................................20
     SECTION 3.23.         ACCOUNTING MATTERS....................................................................21
     SECTION 3.24.         TAX MATTERS...........................................................................21
     SECTION 3.25.         OWNERSHIP OF COMPANY COMMON STOCK. ...................................................21
     SECTION 3.26.         YEAR 2000 COMPLIANCE..................................................................21

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF RED CANNON.....................................................................21

     SECTION 4.1.          ORGANIZATION AND GOOD STANDING........................................................21
     SECTION 4.2.          CAPITAL STRUCTURE.....................................................................22
     SECTION 4.3.          AUTHORITY; NONCONTRAVENTION...........................................................22
     SECTION 4.4.          SEC DOCUMENTS AND FINANCIAL STATEMENTS................................................23
     SECTION 4.5.          INFORMATION SUPPLIED..................................................................24
     SECTION 4.6.          ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................24
     SECTION 4.7.          LITIGATION............................................................................25
     SECTION 4.8.          COMPLIANCE WITH LAWS..................................................................25
     SECTION 4.9.          ENVIRONMENTAL MATTERS.................................................................26
     SECTION 4.10.         BENEFIT PLAN COMPLIANCE...............................................................27
     SECTION 4.11.         TAXES.................................................................................28
     SECTION 4.12.         NO EXCESS PARACHUTE PAYMENTS..........................................................29
     SECTION 4.13.         CONTRACTS.............................................................................29
     SECTION 4.14.         VOTING REQUIREMENTS...................................................................30
     SECTION 4.15.         REAL ESTATE...........................................................................30
     SECTION 4.16.         GOOD TITLE TO, CONDITION AND ADEQUACY OF ASSETS.......................................31
     SECTION 4.17.         LABOR AND EMPLOYMENT MATTERS..........................................................31
     SECTION 4.18.         INSURANCE.............................................................................31
     SECTION 4.19.         RELATED PARTY TRANSACTIONS............................................................31
     SECTION 4.20.         NAMES; PRIOR ACQUISITIONS.............................................................32
     SECTION 4.21.         STATE TAKEOVER STATUTES...............................................................32
     SECTION 4.22.         BROKERS...............................................................................32
     SECTION 4.23.         ACCOUNTING MATTERS....................................................................32
     SECTION 4.24.         TAX MATTERS...........................................................................32
     SECTION 4.25.         OWNERSHIP OF RED CANNON COMMON STOCK..................................................32
     SECTION 4.26.         INTERIM OPERATIONS OF MERGERSUB.......................................................33
     SECTION 4.27.         YEAR 2000 COMPLIANCE..................................................................33
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ARTICLE V
COVENANTS OF THE COMPANY.........................................................................................33

     SECTION 5.1.          CONDUCT OF BUSINESS OF THE COMPANY....................................................33
     SECTION 5.2.          APPROVAL BY THE COMPANY'S STOCKHOLDERS................................................35
     SECTION 5.3.          ACCESS TO INFORMATION.................................................................36
     SECTION 5.4.          AFFILIATE LETTERS.....................................................................36
     SECTION 5.5.          LETTER OF COMPANY'S ACCOUNTANTS.......................................................37
     SECTION 5.6.          COMPANY VOTING AGREEMENT..............................................................37

ARTICLE VI
COVENANTS OF RED CANNON AND MERGERSUB............................................................................37

     SECTION 6.1.          CONDUCT OF BUSINESS OF RED CANNON.....................................................38
     SECTION 6.2.          COMPLIANCE WITH NASDAQ AND
                           SEC REQUIREMENTS......................................................................40
     SECTION 6.3.          APPROVAL BY RED CANNON'S STOCKHOLDERS.................................................40
     SECTION 6.4.          ACCESS TO INFORMATION.................................................................40
     SECTION 6.5.          AFFILIATE LETTERS.....................................................................40
     SECTION 6.6.          EMPLOYMENT AGREEMENTS; COVENANT NOT TO COMPETE........................................41
     SECTION 6.7.          RED CANNON VOTING AGREEMENT...........................................................42
     SECTION 6.8.          LETTER OF RED CANNON'S ACCOUNTANTS....................................................42

ARTICLE VII
COVENANTS OF THE COMPANY, RED CANNON AND MERGERSUB...............................................................42

     SECTION 7.1.          LEGAL CONDITIONS TO MERGER............................................................42
     SECTION 7.2.          PREPARATION OF PROXY STATEMENT AND REGISTRATION
                           STATEMENT.............................................................................43
     SECTION 7.3.          BEST EFFORTS..........................................................................44
     SECTION 7.4.          NOTIFICATION OF CERTAIN MATTERS.......................................................44
     SECTION 7.5.          BROKERS...............................................................................44
     SECTION 7.6.          PUBLIC ANNOUNCEMENTS..................................................................44
     SECTION 7.7.          TAX AND ACCOUNTING TREATMENT..........................................................45
     SECTION 7.8.          INDEMNIFICATION OF OFFICERS AND DIRECTORS.............................................45
     SECTION 7.9.          FURTHER ASSURANCES....................................................................46
     SECTION 7.10.         NO SOLICITATIONS......................................................................46

ARTICLE VIII
CONDITIONS TO CLOSING............................................................................................47
     SECTION 8.1.          CONDITIONS TO OBLIGATIONS OF THE COMPANY, RED
                           CANNON AND MERGERSUB..................................................................47

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     SECTION 8.2.          CONDITIONS TO OBLIGATIONS OF THE COMPANY..............................................48
     SECTION 8.3.          CONDITIONS TO OBLIGATIONS OF RED CANNON AND
                           MERGERSUB.............................................................................49

ARTICLE IX
TERMINATION......................................................................................................50

     SECTION 9.1.          TERMINATION...........................................................................50
     SECTION 9.2.          EFFECT OF TERMINATION.................................................................51

ARTICLE X
MISCELLANEOUS PROVISIONS.........................................................................................51

     SECTION 10.1.         AMENDMENT AND MODIFICATION............................................................51
     SECTION 10.2.         WAIVER OF COMPLIANCE; CONSENTS........................................................52
     SECTION 10.3.         FEES AND EXPENSES.....................................................................52
     SECTION 10.4.         NO THIRD-PARTY BENEFICIARIES..........................................................52
     SECTION 10.5.         RELIANCE ON AND SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES............................................................................52
     SECTION 10.6.         NOTICES...............................................................................52
     SECTION 10.7.         ASSIGNMENT............................................................................53
     SECTION 10.8.         GOVERNING LAW.........................................................................53
     SECTION 10.9.         HEADINGS..............................................................................54
     SECTION 10.10.        ENTIRE AGREEMENT......................................................................54
     SECTION 10.11.        SEVERABILITY..........................................................................54
     SECTION 10.12.        COUNTERPARTS..........................................................................54
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 8, 1998 (this "Agreement"), by and among FLORAFAX INTERNATIONAL, INC., a Delaware corporation ("Red Cannon"), RED CANNON ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Red Cannon ("Mergersub"), and GERALD STEVENS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), the parties desire to enter into a business combination transaction pursuant to which Mergersub will be merged with and into the Company (the "Merger');

     WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, has unanimously adopted resolutions approving the Merger, this Agreement and the transactions contemplated by this Agreement, and has unanimously determined to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company;

     WHEREAS, the Board of Directors of Red Cannon has determined that the Merger is fair to, and in the best interests of, Red Cannon and its stockholders, and has unanimously adopted resolutions approving the Merger, this Agreement and the transactions contemplated by this Agreement, and has unanimously determined to recommend approval of the issuance of shares of common stock, par value $0.01 per share, of Red Cannon ("Red Cannon Common Stock") pursuant to the Merger by the stockholders of Red Cannon;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests business combination.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:




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                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.3), Mergersub shall be merged with and into the Company, with the Company being the surviving corporation in the Merger (the "Surviving Corporation") and thereby becoming a wholly-owned subsidiary of Red Cannon, and the separate corporate existence of Mergersub shall cease.

         SECTION 1.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") will take place at a date and time determined by the parties as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions precedent set forth in Article VIII at the offices of Akerman, Senterfitt & Eidson, P.A., 450 E. Las Olas Boulevard, Fort Lauderdale, Florida, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 1.3. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").

         SECTION 1.4. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all property, rights, privileges, powers and franchises of the Company and Mergersub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Mergersub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. At the Effective Time, the Certificate of Incorporation and the ByLaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation thereafter, unless and until amended in accordance with their terms and as provided by law, provided, however, that the name of the Surviving Corporation shall be changed to "GSI, Inc."



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         SECTION 1.6. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At
the Effective Time, the directors of the Surviving Corporation shall be Steven
R. Berrard, Thomas C. Byrne, Gerald R. Geddis and Andrew W. Williams, and the officers of the Surviving Corporation shall be the persons who are the officers of the Company immediately prior to the Effective Time, each to hold a directorship or office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their respective successors have been duly elected and qualified.

         SECTION 1.7. CERTIFICATE OF INCORPORATION OF RED CANNON. At the Effective Time, subject to the approval of Red Cannon stockholders, the Certificate of Incorporation of Red Cannon shall be amended to change the name of Red Cannon to "Gerald Stevens, Inc." and to increase the amount of authorized shares of Red Cannon Common Stock to 250,000,000 shares. Red Cannon shall file a Certificate of Amendment with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law.

         SECTION 1.8. BY-LAWS OF RED CANNON. At the Effective Time, the By-Laws of Red Cannon in effect as of the date hereof shall remain as the By-Laws of Red Cannon, except for such amendments as the Company may approve of.

         SECTION 1.9. DIRECTORS AND OFFICERS OF RED CANNON. At the Effective Time, the directors and officers of Red Cannon, other than Andrew W. Williams in his capacity as a director, shall be removed without cause and Steven R. Berrard, Thomas C. Byrne, Gerald R. Geddis and Kenneth Royer shall be appointed to the Board of Directors of Red Cannon. Should the Board of Directors of Red Cannon be expanded to seven or more members within one year following the Effective Time, Andrew W. Williams shall have the right to nominate one of such additional directors, who shall be reasonably acceptable to the other directors. Subject to the Company's approval, prior to the Effective Time, one or more additional directors may be nominated for election or appointment to the Board of Directors of Red Cannon, as necessary, to comply with applicable law or regulations of The Nasdaq Small Cap Market ("Nasdaq"). The officers of the Company immediately prior to the Effective Time shall become the officers of Red Cannon at the Effective Time, and James H. West shall become the President of the Red Cannon Division of Red Cannon. Each shall hold a directorship and/or office in accordance with the Certificate of Incorporation and By-Laws of Red Cannon, as amended, until their respective successors have been duly elected and qualified.





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                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES



         SECTION 2.1. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Mergersub or the stockholders of the Company or Mergersub:

                  (a) Each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and (ii) shares of Company Common Stock for which dissenter's rights of appraisal are duly asserted and perfected in accordance with Delaware Law) shall be converted, subject to Section 2.2(d), into the right to receive a number of shares of common stock, par value $0.01 per share, of Red Cannon ("Red Cannon Common Stock") equal to the Exchange Ratio (as defined below); PROVIDED, HOWEVER, that if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or Red Cannon Common Stock shall have been changed or reclassified into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Nothing stated in the immediately preceding sentence shall be construed as providing the holders of Company Common Stock or the holders of Red Cannon Common Stock any preemptive or antidilutive rights other than in the case of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares occurring between the date of this Agreement and the Effective Time. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior thereto shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.2, certificates evidencing such number of whole shares of Red Cannon Common Stock into which such Company Common Stock was converted in accordance with the Exchange Ratio and any cash in lieu of fractional shares of Red Cannon Common Stock paid in consideration therefor pursuant to Section 2.2(d). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law.

                  (b) Each share of Company Common Stock (if any) held in the treasury of the Company, owned by Red Cannon, or owned by any direct or indirect wholly-owned subsidiary of Red Cannon or of the Company, immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of common stock of Mergersub issued and outstanding at the Effective Time shall be converted into one share of the common stock, $0.01 par value per share, of the Surviving Corporation.

     For purposes of this Section 2.1, the following terms shall have the meanings set forth below:



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     "Average Trading Price" means the average daily closing sales price of a share of Red Cannon Common Stock as quoted on Nasdaq, for the 45 consecutive trading days immediately preceding the third trading day (including such third trading day) prior to the Red Cannon Meeting (as defined in Section 6.3). For purposes of this Agreement, reference shall be made to THE WALL STREET JOURNAL to determine such quotations, or such other authoritative source as mutually agreed by Red Cannon and the Company.

     "Exchange Ratio" means (A) 1.25 if the Average Trading Price is less than $5.00, (B) 1.30 if the Average Trading Price is greater than or equal to $5.00 but less than $6.50, and (C) 1.35 if the Average Trading Price is greater than or equal to $6.50.

         SECTION 2.2.   EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. At the Effective Time, Red Cannon shall deposit, or shall cause to be deposited, with a transfer agent or other bank or trust company as may be designated by Red Cannon, subject to the reasonable approval of the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the shares of Red Cannon Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and (ii) upon the request of the Exchange Agent, cash in an amount sufficient to make any cash payment in lieu of fractional shares of Red Cannon Common Stock pursuant to Section 2.2(d) (such certificates for shares of Red Cannon Common Stock, together with any dividends or distributions to which such holders may be entitled with respect thereto pursuant to Section 2.2(c), and cash in lieu of fractional shares of Red Cannon Common Stock being hereafter collectively referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Red Cannon Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund to holders of shares of Company Common Stock. Except as contemplated by Section 2.2(e) hereof, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of Red Cannon. Red Cannon shall pay all expenses and fees of the Exchange Agent.

                  (b) EXCHANGE PROCEDURES. Red Cannon shall instruct the Exchange Agent to mail, within five (5) business days after the Effective Time, to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Red Cannon may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Red Cannon Common Stock and cash (if any). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Red Cannon Common Stock that such holder



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has the right to receive in accordance with the Exchange Ratio in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(c), and (C) cash in lieu of fractional shares of Red Cannon Common Stock to which such holder is entitled pursuant to Section 2.2(d) (the shares of Red Cannon Common Stock, and the dividends, distributions and cash described in clauses (A), (B) and (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration with respect thereto may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or by the transferee requesting such payment paying to the Exchange Agent any such transfer tax. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration with respect thereto.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF RED CANNON COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Red Cannon Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Red Cannon Common Stock represented thereby and no cash payment in lieu of fractional shares of Red Cannon Common Stock shall be paid to any such holder pursuant to Section 2.2(d), until the holder of such Certificate shall surrender such Certificate. Upon such surrender, there shall be paid to the person or entity (hereinafter, any person or entity being referred to as a "Person") in whose name the certificates representing the shares of Red Cannon Common Stock into which such Certificates were converted and registered, all dividends and other distributions payable in respect of such Red Cannon Common Stock on a date after, and in respect of a record date after, the Effective Time.

                  (d) FRACTIONAL SHARES. No fraction of a share of Red Cannon Common Stock shall be issued in the Merger and any such fractional share interest shall not entitle the owner thereof to vote or to any other rights of a stockholder of Red Cannon. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 2.2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing sales price of Red Cannon Common Stock as quoted on Nasdaq on the date of the Effective Time (or, if shares of Red Cannon Common Stock are not quoted on Nasdaq on the Effective Time, the first date of trading of such Red Cannon Common Stock on Nasdaq after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled based on the applicable Exchange Ratio (after taking into account all shares of Company Common Stock then held of record by such holder).

                  (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six
(6) months after the Effective Time shall be delivered to Red Cannon, upon demand, and any holders of Company

Common Stock who have not theretofore complied with this Article II shall thereafter look only to Red Cannon for the Merger Consideration to which they are entitled pursuant to this Article II.

                  (f) NO LIABILITY. None of Red Cannon, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Red Cannon Common Stock (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) WITHHOLDING RIGHTS. Red Cannon or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Red Cannon or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Red Cannon or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Red Cannon or the Exchange Agent.

                  (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of record thereof claiming such Certificate to be lost, stolen or destroyed and, if required by Red Cannon the posting by such Person of a bond in such reasonable amount as Red Cannon may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Red Cannon Common Stock, any cash in lieu of fractional shares and any unpaid dividends and distributions on shares of Red Cannon Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further recordation of transfers of shares of the Company Common Stock thereafter on the stock transfer books of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Red Cannon in accordance with
Section 2.2(b) shall be converted into the Merger Consideration.

         SECTION 2.4. STOCK OPTIONS. At the Effective Time, the Company's obligations with respect to each outstanding Company Stock Option (as defined in Section 3.3) to purchase shares of Company Common Stock, as amended in the manner described in the following sentence, shall be assumed by Red Cannon. The Company Stock Options so assumed by Red Cannon shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements pursuant to which such Company Stock Options were issued and any other agreements evidencing such options, as in effect immediately prior to the Effective Time, except that from and after the Effective Time each such Company Stock Option shall be exercisable for that number of whole shares of Red Cannon Common Stock equal to the product of the number of shares of Company Common Stock covered by such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole number of shares of Red Cannon Common Stock, with an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of the requirements of Section 421 of the Code, the option price, the number of shares purchasable pursuant thereto and the terms and conditions of exercise thereof shall be determined in order to comply with Section 424(a) of the Code. Red Cannon shall (i) reserve for issuance the number of shares of Red Cannon Common Stock that will become issuable upon the exercise of such Company Stock Options pursuant to this Section 2.4, (ii) promptly after the Effective Time issue to each holder of an outstanding Company Stock Option a document evidencing the assumption by Red Cannon of the Company's obligations with respect thereto under this Section 2.4, and (iii) promptly after the Effective Time, prepare and file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Red Cannon Common Stock subject to such Company Stock Options and maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding and cause such shares to be approved for quotation on Nasdaq. Nothing in this Agreement shall accelerate the exercisability or affect the schedule of vesting with respect to the Company Stock Options or, except as set forth on SCHEDULE 4.2, the Red Cannon Stock Options (as defined in Section 4.2).

         SECTION 2.5. DISSENTERS' RIGHTS. Notwithstanding any provisions of this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Company stockholder who has not approved of the Merger by written consent or by vote at the Company Special Meeting (as defined in Section 5.2) and, with respect to which, appraisal rights shall have been duly demanded and perfected in accordance with Section 262 of Delaware Law ("Dissenting Shares") shall not be converted into a right to receive Red Cannon Common Stock in accordance with
Section 2.1 hereof. The holders of Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Law; provided, however, that
(i) if any such holder of Dissenting Shares shall have failed to establish its entitlement to appraisal rights as provided in Section 262 of Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn its demand for appraisal of such Dissenting Shares or lost its right to appraisal and payment for its Dissenting Shares under Section 262 of Delaware Law, or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Law, such holder shall forfeit the right to appraisal of such Dissenting Shares and each such Dissenting Share shall be treated as if such Share had been converted, as of the Effective Time, into a right to receive, subject to the provisions of
Section 2.1 and 2.2 hereof, the Merger Consideration with respect thereto, without interest thereon.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Red Cannon that:

         SECTION 3.1. ORGANIZATION AND GOOD STANDING. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Company Material Adverse Effect (as defined in Section 8.3(b)). The Company has delivered to Red Cannon complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws (or similar organizational documents) of its subsidiaries, in each case as amended to the date hereof.

         SECTION 3.2. SUBSIDIARIES. SCHEDULE 3.2 lists each subsidiary of the Company, together with its jurisdiction of incorporation or organization. Except as set forth on SCHEDULE 3.2, all the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company or by another subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries set forth on SCHEDULE 3.2, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.3. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of forty million (40,000,000) shares of Company Common Stock. At the close of business on December 7, 1998, (i) 18,536,038 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 514,500 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options ("Company Stock Options") granted pursuant to the Company Stock Option Plan and
(iv) approximately 3,500,000 shares of Company Common Stock were reserved for issuance upon the closing of certain acquisitions of floral and gift businesses in accordance with SCHEDULE 5.1. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. A list of the stockholders of the Company as of the date of this Agreement is set forth on
SCHEDULE 3.3(a). A list of the names of the holders of all outstanding Company Stock Options, with the respective amounts of shares, exercise prices, vesting dates and expiration dates thereof, as of the date of this Agreement is set forth on SCHEDULE 3.3(b), and a copy of the Company Stock Option Plan is attached thereto. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options will be, when issued against payment therefor in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date hereof, there are no outstanding contractual obligations which require or will require or obligate the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

         SECTION 3.4. AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action, subject to approval of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' generally and general equitable principles. Except as set forth on SCHEDULE 3.4, the execution and delivery of this Agreement by the Company does not, and performance of the Company's obligations hereunder will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of the Company or any provision of the comparable charter or organizational documents of any of its subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license to which the Company or any of its subsidiaries is a party or by which their respective properties or assets are bound, or (c) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (b) and clause (c), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Authority"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company, except for: (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;
(iii) the consents set forth on SCHEDULE 3.4; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 3.5. INFORMATION SUPPLIED; FINANCIAL STATEMENTS. None of the information supplied or to be supplied by the Company specifically for inclusion in (i) the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by Red Cannon in connection with the issuance of Red Cannon Common Stock in the Merger (as amended or supplemented from time to time, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the joint proxy statement to be filed with the SEC (as amended or supplemented from time to time, the "Proxy Statement") relating to (a) the approval by the stockholders of Red Cannon at the Red Cannon Meeting (as defined in Section 6.3) of (1) the issuance of Red Cannon Common Stock pursuant to the Merger and the other transactions contemplated by this Agreement, (2) the amendment to the Certificate of Incorporation of Red Cannon as contemplated by Section 1.7 of this Agreement,
(3) the election of new directors to the Board of Directors of Red Cannon as contemplated by Section 1.9 of this Agreement, and (4) the ratification of the appointment of Arthur Andersen, LLP as independent auditors for Red Cannon, and
(b) the approval by the stockholders of the Company at the Company Special Meeting (as defined in Section 5.2) of the Merger and the other transactions contemplated by this Agreement, will, at the date such Proxy Statement is first mailed to the stockholders of Red Cannon and the Company, and at the time of the Red Cannon Meeting and the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company in this Section 3.5 with respect to statements made or incorporated by reference in the Registration Statement or in the Proxy Statement based on information supplied by Red Cannon or Mergersub specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement. The financial statements of each of the businesses acquired by the Company underlying the pro forma financial statements set forth on SCHEDULE 3.5, and included therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated therein) and fairly present, in all material respects taken as a whole for all of the acquired businesses, the results of operations of each of such acquired businesses for the indicated periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

         SECTION 3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 3.6, since September 30, 1998, the Company has conducted its business only in the ordinary course, and there has not been: (i) any material adverse change in the business, assets, results of operations, customer and employee relations, or business prospects of the Company and its subsidiaries, taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock; (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under existing employment agreements; (v) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay; (vi) an entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer; (vii) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Company Material Adverse Effect;
(viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or
(ix) any adoption or amendment in any material respect by the Company or any of its subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its subsidiaries (each, a "Company Benefit Plan" and, collectively, "Company Benefit Plans").

         SECTION 3.7. LITIGATION. There is no suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries challenging the acquisition by Red Cannon or Mergersub of any shares of the Company Common Stock or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger, or that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its subsidiaries having, or which could reasonably be expected to have, any such Company Material Adverse Effect.

         SECTION 3.8. COMPLIANCE WITH LAWS; PERMITS. The Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Authority applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a Company Material Adverse Effect. Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which, individually or in the aggregate, would not have a Company Material Adverse Effect. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement, or consummation of the transactions contemplated hereby, provided that the consents or filings referred to in Section 3.4 are obtained or made prior to the Closing.

         SECTION 3.9. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.9 or as would not have a Company Material Adverse Effect:

                  (a) The Company and its subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law.

                  (b) Neither the Company nor its subsidiaries has any basis to expect any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities from which the Company or its subsidiaries conducts its businesses, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of such facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or its subsidiaries has had an interest, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or its subsidiaries, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (c) There are no pending or, to the knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the facilities of the Company or its subsidiaries or any other properties and assets (whether real, personal, or mixed) in which the Company or its subsidiaries has or had an interest.

                  (d) The Company or its subsidiaries has no basis to expect, nor has the Company or its subsidiaries received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to hazardous activity, hazardous materials, or any alleged, actual, or potential violation or failure to comply with any environmental law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities of the Company or its subsidiaries or any other properties or assets (whether real, personal, or mixed) in which the Company or its subsidiaries had an interest, or with respect to any property or facility to which hazardous materials generated, manufactured, refined, transferred, imported, used, or processed by the Company or its subsidiaries, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (e) To the knowledge of the Company, there are no hazardous materials present on or in the environment at any of the facilities of the Company or its subsidiaries or at any geologically or hydrologically adjoining property, including any hazardous materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such facilities or such adjoining property, or incorporated into any structure therein or thereon.

                  (f) Neither the Company nor its subsidiaries has permitted or conducted, or is aware of, any hazardous activity conducted at facilities of the Company or its subsidiaries or any other properties or assets (whether real, personal, or mixed) in which the Company or its subsidiaries has or had an interest except in full compliance with all applicable environmental laws.

         SECTION 3.10. BENEFIT PLAN COMPLIANCE.

                  (a) SCHEDULE 3.10 contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by, or with respect to which there is any accrued, contingent, secondary or other liability of, the Company or any of its subsidiaries or any other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Company Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of any Company Commonly Controlled Entity. The Company will make available to Red Cannon true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, and (iv) where applicable, each trust agreement and group annuity contract relating to any Company Benefit Plan. To the Company's knowledge, each Company Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a Company Material Adverse Effect.

                  (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, except where there would not reasonably be a Company Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 3.10, no Company Pension Plan is subject to Title IV of ERISA or Section 412 of the Code.

                  (d) No Company Benefit Plan is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  (e) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) each such Company Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code, and (iii) no such Company Benefit Plan provides post-termination employment benefits, except as otherwise required by Section 4980B of the Code.

                  (f) No employee, director or independent contractor of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Company Benefit Plan, including, without limitation, the Company Stock Option Plan, as a result of the transactions contemplated by this Agreement.

                  (g) Except as set forth on SCHEDULE 3.10, neither the Company or any of its subsidiaries nor any Person acting on behalf of the Company or any of its subsidiaries has, in contemplation of any corporate transaction involving Red Cannon, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of the Company or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Company Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted,
(iii) any Company Benefit Plans will be continued for any period of time, or
(iv) any plans or arrangements provided by Red Cannon or Mergersub will be made available to such employees.

         SECTION 3.11. TAXES. As used in this Section 3.11, "Taxes" shall include all federal, state, local and foreign income, property, sales, payroll, employee withholding, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto. The Company and each of its subsidiaries, and each affiliated, consolidated, combined or unitary group of which the Company or any of its subsidiaries is or has been a member (an "Affiliated Company Group"), has filed timely all material tax returns and reports required to be filed by the Company, its subsidiaries or any Affiliated Company Group (or requests for extensions have been filed timely), each such tax return is true and correct in all material respects and has been prepared in material compliance with all applicable laws and regulations, and the Company and each of its subsidiaries has paid (or the Company or any Affiliated Company Group has paid on their behalf) all Taxes required to be paid by it and them in accordance with such tax returns. The financial statements to be supplied by the Company to be contained in the Registration Statement will reflect an adequate reserve for all material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as set forth on SCHEDULE 3.11, as of the date hereof, no material deficiency or proposed adjustment which has not been settled or otherwise resolved for any Taxes has been asserted or assessed by any taxing authority against the Company or any of its subsidiaries or any Affiliated Company Group. Except as set forth on SCHEDULE 3.11, the Company and each of its subsidiaries has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority. None of the assets or properties of the Company or any of its subsidiaries is subject to any material tax lien except for Taxes not yet due and payable. Except as set forth on SCHEDULE 3.11, neither the Company nor any of its subsidiaries is a party to or bound by any material tax allocation or tax sharing agreement and has no current or potential material obligation to indemnify any other Person with respect to Taxes, and is not otherwise obligated to make payments of Taxes with respect to the activities of any other Person. Since January 1, 1994, no material claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries do not file tax returns that the Company or any such subsidiary is or may be subject to Taxes assessed by such jurisdiction. As of the date hereof, the federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined or audited by the Internal Revenue Service for all years through December 31, 1994, and the Company has not received notice of any proposed tax audit. True, correct and complete copies of all federal and state income tax returns filed by or with respect to the Company and each of its subsidiaries for the past three years have been made available to Red Cannon.

         SECTION 3.12. NO EXCESS PARACHUTE PAYMENTS. Neither the Company nor any of its affiliates has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law).

         SECTION 3.13.   CONTRACTS.

                  (a) SCHEDULE 3.13 sets forth as of the date hereof (x) a list of all material written and oral contracts, agreements or arrangements to which the Company or any of its subsidiaries is a party or by which the Company or such subsidiary or any of their respective assets is bound and (y) the following types of written and oral arrangements (all such written or oral agreements, arrangements or commitments as are required to be set forth on
SCHEDULE 3.13, collectively the "Designated Contracts"), which schedule further identifies each of the Designated Contracts which contain change of control provisions:

                  (i) each partnership, joint venture or similar agreement of the Company or any of its subsidiaries with another Person;

                  (ii) each contract or agreement under which the Company or any of its subsidiaries have created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness of more than two hundred fifty thousand dollars ($250,000) in principal amount or under which the Company or any of its subsidiaries have imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible securing indebtedness in excess of two hundred fifty thousand dollars ($250,000);

                  (iii) each contract or agreement to which the Company or any of its subsidiaries is a party which involves an obligation or commitment to pay or be paid an amount in excess of one million dollars ($1,000,000) per year;

                  (iv) each contract or agreement which involves or contributes to the Company or any of its subsidiaries aggregate annual remuneration which is expected to exceed 5% of the Company's and its subsidiaries' pro forma projected consolidated annual revenue for the twelve months ending December 31, 1998;

                  (v) each contract or agreement relating to employment or consulting which provides for annual compensation in excess of one hundred thousand dollars ($100,000) and each severance, termination, confidentiality, non-competition or indemnification agreement or arrangement with any of the directors, officers, consultants or employees of the Company or any of its subsidiaries;

                  (vi) each contract or agreement to which the Company or any of its subsidiaries or affiliates is a party limiting, in any material respect, the right of the Company or any of its subsidiaries prior to the Effective Time, or the Surviving Corporation or any of its subsidiaries or affiliates at or after the Effective Time (a) to engage in, or to compete with any Person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its subsidiaries or affiliates prior to the Effective Time, or the Surviving Corporation or any of its subsidiaries or affiliates after the Effective Time or (b) to solicit any customer or client;

                  (vii) all contracts or agreements between the Company or any of its subsidiaries, and any Person controlling, controlled by or under common control with the Company;

                  (viii) all other contracts or agreements which are material to the Company and its subsidiaries taken as a whole, or the conduct of their respective business, other than those made in the ordinary course of business or those which are terminable by the Company or any of its subsidiaries upon no greater than sixty (60) days prior notice and without penalty or other adverse consequence.

                  (b) All the Designated Contracts are valid, subsisting, in full force and effect, binding upon the Company or one of its subsidiaries in accordance with their terms, and to the knowledge of the Company binding upon the other parties thereto in accordance with their terms. The Company and its subsidiaries have paid in full or accrued all amounts now due from them under the Designated Contracts and have satisfied in full or provided for all of their liabilities and obligations under the Designated Contracts which are presently required to be satisfied or provided for, and are not (with or without notice or lapse of time or both) in default in any material respect under any of the Designated Contracts nor to the knowledge of the Company is any other party to any such Designated Contract (with or without notice or lapse of time or both) in default in any material respect thereunder, except for any defaults that could not be reasonably expected to have a Company Material Adverse Effect.

         SECTION 3.14. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving the Merger and other transactions contemplated by this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and other transactions contemplated by this Agreement.

         SECTION 3.15. REAL ESTATE.

                  (a) The Company and each of its subsidiaries does not own any real property or any interest therein except as set forth on SCHEDULE 3.15(A) (the "Owned Properties"), which Schedule sets forth the location of the Owned Properties. With respect to each such parcel of Owned Property, except as set forth on SCHEDULE 3.15(A): (i) the Company has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (y) Liens for real estate taxes not yet due and payable, or (z) recorded easements, covenants, encumbrances and other restrictions which do not materially impair the current use or occupancy of the property subject thereto, and any matters that would be disclosed by an accurate and current survey of each of the other parcels of the Owned Properties which would not materially impair the current use or occupancy of the property so surveyed; (ii) there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties materially affecting adversely the current use, occupancy or value thereof; (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately, and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) for which any permits or licenses necessary to the use thereof have not been obtained; (iv) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein; and (v) there are no parties (other than the Company and its subsidiaries) in possession of the parcels of Owned Property except pursuant to written leases entered into by the Company or a subsidiary thereof with respect thereto in the capacity as landlord.

                  (b) SCHEDULE 3.15(B) sets forth a list of all material leases, licenses or similar agreements to which the Company or its subsidiaries is a party, which are for the use or occupancy of real estate owned by a third party and which are material to the operations or the business of the Company and its subsidiaries taken as a whole ("Leases")(copies of which have previously been furnished to Red Cannon), in each case, setting forth (A) the lessor and lessee thereof, and (B) the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and neither the Company or its subsidiaries nor, to the knowledge of the Company, any other party thereto is in material default or material breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Leases, except for breaches or defaults which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.16. GOOD TITLE TO, CONDITION AND ADEQUACY OF ASSETS. Except as set forth on SCHEDULE 3.16, the Company and its subsidiaries have good title to all of their respective Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company and its subsidiaries in the manner in which and to the extent to which such business is currently being conducted. All vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures constituting part of the Assets and which are used by or located on the premises of the Company or its subsidiaries, and which are currently in use or necessary for the business and operations of the Company or its subsidiaries, are in operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Assets" means all of the properties and assets owned by the Company and its subsidiaries as of the date hereof, whether personal or mixed, tangible or intangible, wherever located.

         SECTION 3.17. LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.17 sets forth the name, address, and social security number of each of the executive officers of the Company and its subsidiaries. The current rate of compensation of each of the executive officers of the Company and its subsidiaries has been previously provided to Red Cannon. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or any of its subsidiaries. As of the date hereof, the Company is not aware that any officer, key employee or group of employees has any plans to terminate his or their employment with the Company or any of its subsidiaries as a result of the Merger or otherwise.

         SECTION 3.18. INSURANCE. SCHEDULE 3.18 sets forth a list of all insurance policies maintained as of the date hereof by the Company and its subsidiaries. There are valid and enforceable policies of insurance covering the respective properties, assets and businesses of the Company and its subsidiaries against risks of the nature normally insured against by entities in the same or similar lines of business and in coverage amounts typically and reasonably carried by such entities. Such policies are in full force and effect, and all premiums due thereon have been paid. None of such policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has not failed to give, in a timely manner, any notice required under any of such policies to preserve its material rights thereunder.

         SECTION 3.19. RELATED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 3.19, none of the officers or directors of the Company, and no Person owning of record or beneficially more than 5% of the Company Common Stock, or any members of their immediate families, has been a party to any transaction, or series of similar transactions, with the Company or any of its subsidiaries, in which the amount involved exceeds sixty thousand dollars ($60,000) per annum, and in which any such Persons had or will have a direct or indirect material interest.

         SECTION 3.20. NAMES; PRIOR ACQUISITIONS. All names under which the Company and its subsidiaries do business as of the date hereof are specified on
SCHEDULE 3.20. Except as set forth on SCHEDULE 3.20, neither the Company nor any of its subsidiaries has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past year.

         SECTION 3.21. STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 203 of the Delaware Law, to the extent, if any, such provisions of such Section 203 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. Less than 500 residents of the State of Florida are employees of the Company and its subsidiaries, so as to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 607.0903 of the Florida Business Corporation Act, to the extent, if any, such provisions of such
Section 607.0903 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

         SECTION 3.22. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except that the Company has retained Allen & Company as a financial advisor. A true and correct copy of the Company's retainer agreement with Allen & Company has been delivered to Red Cannon.

         SECTION 3.23. ACCOUNTING MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Red Cannon or any of its affiliates) would prevent Red Cannon from accounting for the business combination to be effected by the Merger as a pooling of interests.

         SECTION 3.24. TAX MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Red Cannon or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

         SECTION 3.25. OWNERSHIP OF COMPANY COMMON STOCK. As of the date hereof, except for the voting proxies granted to Red Cannon as described in Section 5.6 and the persons listed on SCHEDULE 3.25, no person nor any of the Company's affiliates or associates (as such terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding providing for the acquisition, holding, voting or disposition of, in each case, shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company which in the aggregate represent 10% or more of the outstanding shares of the Company Common Stock after giving effect to the conversion, exercise or exchange of all such securities beneficially owned by the Company and its affiliates and associates which are convertible into or exercisable or exchangeable for capital stock of the Company.

         SECTION 3.26. YEAR 2000 COMPLIANCE. The software and hardware operated by the Company and its subsidiaries (but not necessarily those operated or provided by vendors) are capable of providing or are being tested, and, if necessary, will be adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date- dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF RED CANNON

         Red Cannon hereby represents and warrants to the Company that:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Each of Red Cannon and its subsidiaries, including Mergersub, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Red Cannon and its subsidiaries, including Mergersub, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Red Cannon Material Adverse Effect (as defined in
Section 8.2(b)). Red Cannon has delivered to the Company complete and correct copies of the Certificate of Incorporation and ByLaws of Red Cannon and its subsidiaries, including Mergersub, in each case as amended to the date hereof. Mergersub is controlled by Red Cannon within the meaning of Section 368(a)(2)(E) of the Code.

         SECTION 4.2. CAPITAL STRUCTURE. The authorized capital stock of Red Cannon consists 70,000,000 shares of Red Cannon Common Stock and 600,000 shares of preferred stock, par value $10.00 per share ("Red Cannon Preferred Stock"). At the close of business on December 7, 1998, (i) 8,003,602 shares of Red Cannon Common Stock were issued and outstanding, (ii) 519,975 shares of Red Cannon Common Stock were held by Red Cannon in its treasury, (iii) 936,500 shares of Red Cannon Common Stock were reserved for issuance upon the exercise of outstanding stock options ("Red Cannon Stock Options") granted pursuant to Red Cannon's various stock option plans and otherwise, (iv) 348,706 shares of Common Stock were reserved for issuance upon the exercise of outstanding and vested warrants, and (v) no shares of Red Cannon Preferred Stock were issued or outstanding. A list of the names of the holders of all outstanding Red Cannon Stock Options and of all outstanding warrants to purchase shares of Red Cannon Common Stock, with the respective amounts of shares, exercise prices, vesting dates, acceleration provisions and expiration dates thereof, as of the date of this Agreement is set forth on SCHEDULE 4.2, and copies of all of Red Cannon's Stock Option Plans are attached thereto. All outstanding shares of capital stock of Red Cannon are, and all shares which may be issued pursuant to outstanding options and warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Red Cannon having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Red Cannon may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Red Cannon or any of its subsidiaries is a party or by which any of them is bound, obligating Red Cannon or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Red Cannon or of any of its subsidiaries, or obligating Red Cannon or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations which require or will require or obligate Red Cannon or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Red Cannon or any of its subsidiaries.

         SECTION 4.3. AUTHORITY; NONCONTRAVENTION. Red Cannon and Mergersub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Red Cannon and Mergersub have been duly authorized by all necessary corporate action on the part of Red Cannon and Mergersub, respectively. This Agreement has been duly executed and delivered by Red Cannon and Mergersub and constitutes a valid and binding obligation of Red Cannon and Mergersub, enforceable against Red Cannon and Mergersub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles. Except as set forth on SCHEDULE 4.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Red Cannon or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of Red Cannon or any provision of the comparable charter or organizational documents of any of its subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to Red Cannon or any of its subsidiaries or their respective properties or assets, or (c) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree to which Red Cannon or any of its subsidiaries is a party or by which their respective properties or assets are bound, other than, in the case of clause (b) and clause (c), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Red Cannon Material Adverse Effect, (y) impair in any material respect the ability of Red Cannon or Mergersub to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to Red Cannon or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement by Red Cannon or Mergersub, except for: (i) the filing of a premerger notification and report form by Red Cannon under the HSR Act; (ii) the filing with the SEC of the Registration Statement, the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iv) the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware; and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Red Cannon Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 4.4. SEC DOCUMENTS AND FINANCIAL STATEMENTS. Red Cannon has filed all required reports, schedules, forms, statements and other documents with the SEC on a timely basis since September 1, 1996 (the "Red Cannon SEC Documents"). As of their respective dates, the Red Cannon SEC Documents complied as to form in all material respects with the requirements of Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Red Cannon SEC Documents, and none of the Red Cannon SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Red Cannon SEC Document has been revised or superseded by a later- filed Red Cannon SEC Document, filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the Red Cannon SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Red Cannon included in the Red Cannon SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows as at the dates and for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Except as set forth in the financial statements of Red Cannon included in the Red Cannon SEC Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since August 31, 1998, neither Red Cannon nor any of its subsidiaries has incurred any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Red Cannon and its consolidated subsidiaries or in the notes thereto or that has had or is reasonably likely to have a Red Cannon Material Adverse Effect.

         SECTION 4.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Red Cannon specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date such Proxy Statement is first mailed to the stockholders of the Company and Red Cannon, and at the time of the Red Cannon Meeting (as defined in Section 6.3) and the Company Special Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Red Cannon in this Section
4.5 with respect to statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

         SECTION 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Red Cannon SEC Documents filed and publicly available prior to the date of this Agreement, and except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements included in such Red Cannon SEC Documents, Red Cannon has conducted its business only in the ordinary course, and there has not been: (i) any material adverse change in the business, results of operations, or business prospects of Red Cannon and its subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Red Cannon's capital stock; (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any insurance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) any granting by Red Cannon or any of its subsidiaries to any officer of Red Cannon or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under existing employment agreements; (v) any granting by Red Cannon or any of its subsidiaries to any officer of any increase in severance or termination pay; (vi) an entry by Red Cannon or any of its subsidiaries into any employment, severance or termination agreement with any officer; (vii) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Red Cannon Material Adverse Effect; (viii) any change in accounting methods, principles or practices by Red Cannon materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or (ix) except as set forth on SCHEDULE 4.6, any adoption or amendment in any material respect by Red Cannon or any of its subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case maintained or contributed to, or required to be maintained or contributed to, by Red Cannon or its subsidiaries for the benefit of any current or former employee, officer or director of Red Cannon or any of its subsidiaries (each, a "Red Cannon Benefit Plan" and, collectively, "Red Cannon Benefit Plans").

         SECTION 4.7. LITIGATION. Except as disclosed in the Red Cannon SEC Documents filed and publicly available prior to the date of this Agreement, there is no suit, action or proceeding pending or, to Red Cannon's knowledge, threatened against Red Cannon or any of its subsidiaries challenging the acquisition by Red Cannon or Mergersub of any shares of Company Common Stock or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger, or that, individually or in the aggregate, could reasonably be expected to have a Red Cannon Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Red Cannon or any of its subsidiaries having, or which could reasonably by expected to have, a Red Cannon Material Adverse Effect.

         SECTION 4.8. COMPLIANCE WITH LAWS. Except as disclosed in the Red Cannon SEC Documents filed and publicly available prior to the date of this Agreement, Red Cannon and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Authority applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a Red Cannon Material Adverse Effect. Each of Red Cannon and its subsidiaries has in effect all Permits, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a Red Cannon Material Adverse Effect. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

         SECTION 4.9. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 4.9 or as would not have a Red Cannon Material Adverse Effect:

                  (a) Red Cannon and its subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law.

                  (b) Neither Red Cannon nor its subsidiaries has any basis to expect any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities from which Red Cannon or its subsidiaries conducts its businesses, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of such facilities or any other properties or assets (whether real, personal, or mixed) in which Red Cannon or its subsidiaries has had an interest, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by Red Cannon or its subsidiaries, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (c) There are no pending or, to the knowledge of Red Cannon, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the facilities of Red Cannon or its subsidiaries or any other properties and assets (whether real, personal, or mixed) in which Red Cannon or its subsidiaries has or had an interest.

                  (d) Red Cannon or its subsidiaries has no basis to expect, nor has Red Cannon or its subsidiaries received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to hazardous activity, hazardous materials, or any alleged, actual, or potential violation or failure to comply with any environmental law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities of Red Cannon or its subsidiaries or any other properties or assets



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



(whether real, personal, or mixed) in which Red Cannon or its subsidiaries had an interest, or with respect to any property or facility to which hazardous materials generated, manufactured, refined, transferred, imported, used, or processed by Red Cannon or its subsidiaries, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (e) To the knowledge of Red Cannon, there are no hazardous materials present on or in the environment at any of the facilities of Red Cannon or its subsidiaries or at any geologically or hydrologically adjoining property, including any hazardous materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such facilities or such adjoining property, or incorporated into any structure therein or thereon.

                  (f) Neither Red Cannon or its subsidiaries has permitted or conducted, or is aware of, any hazardous activity conducted at facilities of Red Cannon or its subsidiaries or any other properties or assets (whether real, personal, or mixed) in which Red Cannon or its subsidiaries has or had an interest except in full compliance with all applicable environmental laws.

         SECTION 4.10. BENEFIT PLAN COMPLIANCE.

                  (a) SCHEDULE 4.10 contains a list and brief description of all "employee pension benefit plans" as defined in Section 3(2) of ERISA (sometimes referred to herein as "Red Cannon Pension Plans"), "employee welfare benefit plans" as defined in Section 3(1) of ERISA and all other Red Cannon Benefit Plans maintained, or contributed to, or required to be contributed to, by, or with respect to which there is any accrued, contingent, secondary or other liability of, Red Cannon or any of its subsidiaries or any other Person that, together with Red Cannon, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (Red Cannon and each such other Person, a "Red Cannon Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of any Red Cannon Commonly Controlled Entity. Red Cannon has delivered or made available to the Company true, complete and correct copies of (i) each Red Cannon Benefit Plan (or, in the case of any unwritten Red Cannon Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Red Cannon Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Red Cannon Benefit Plan for which such summary plan description is required, and (iv) where applicable, each trust agreement and group annuity contract relating to any Red Cannon Benefit Plan. To the knowledge of Red Cannon, each Red Cannon Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a Red Cannon Material Adverse Effect.

                  (b) All Red Cannon Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such

Red Cannon Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Red Cannon Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, except where there would not reasonably be a Red Cannon Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 4.10, no Red Cannon Pension Plan is subject to Title IV of ERISA or Section 412 of the Code.

                  (d) No Red Cannon Benefit Plan is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  (e) With respect to any Red Cannon Benefit Plan that is an employee welfare benefit plan, (i) no such Red Cannon Benefit Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) each such Red Cannon Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code, and (iii) no such Red Cannon Benefit Plan provides post-termination employment benefits, except as otherwise required by Section 4980B of the Code.

                  (f) Except with respect to the certain of Red Cannon Stock Options as indicated on SCHEDULE 4.2 and severance benefits as indicated on
SCHEDULE 4.10, no employee, director or independent contractor of Red Cannon or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Red Cannon Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (g) Except as set forth on SCHEDULE 4.10, neither Red Cannon or any of its subsidiaries nor any Person acting on behalf of Red Cannon or any of its subsidiaries has, in contemplation of any corporate transaction involving Red Cannon, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of Red Cannon or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Red Cannon Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted,
(iii) any Red Cannon Benefit Plans will be continued for any period of time, or
(iv) any plans or arrangements provided by Red Cannon or Mergersub will be made available to such employees.

         SECTION 4.11. TAXES. As used in this Section 4.11, "Taxes" shall include all federal, state, local and foreign income, property, sales, payroll, employee withholding, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto. Red Cannon and each of its subsidiaries, and each affiliated, consolidated, combined or unitary group of which Red Cannon or any of its subsidiaries is or has been a member (an "Affiliated Red Cannon Group"), has filed timely all material tax returns and reports required to be filed by Red Cannon, its subsidiaries or any Affiliated Red Cannon Group (or requests for extensions have been filed timely), each such tax return is true and correct in all material respects and has been prepared in material compliance with all applicable laws and regulations, and Red Cannon and each of its subsidiaries has paid (or Red Cannon or an Affiliated Red Cannon Group has paid on their behalf) all Taxes required to be paid by it and them in accordance with such tax returns. The most recent financial statements supplied by Red Cannon to be contained in the Registration Statement reflect an adequate reserve for all material Taxes payable by Red Cannon and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as set forth on SCHEDULE 4.11, as of the date hereof, no material deficiency or proposed adjustment which has not been settled or otherwise resolved for any Taxes has been asserted or assessed by any taxing authority against Red Cannon or any of its subsidiaries or any Affiliated Red Cannon Group. Except as set forth on SCHEDULE 4.11, Red Cannon and each of its subsidiaries has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority. None of the assets or properties of Red Cannon or any of its subsidiaries is subject to any material tax lien except for Taxes not yet due and payable. Except as set forth on SCHEDULE 4.11, neither Red Cannon nor any of its subsidiaries is a party to or bound by any material tax allocation or tax sharing agreement and has no current or potential material obligation to indemnify any other Person with respect to Taxes, and is not otherwise obligated to make payments of Taxes with respect to the activities of any other Person. Since January 1, 1998, no material claim has been made by a taxing authority in a jurisdiction where Red Cannon or any of its subsidiaries do not file tax returns that Red Cannon or any such subsidiary is or may be subject to Taxes assessed by such jurisdiction. As of the date hereof, the federal income tax returns of Red Cannon and each of its subsidiaries consolidated in such returns have been examined or audited by the Internal Revenue Service for all years through August 31, 1995, and Red Cannon has not received notice of any proposed tax audit. True, correct and complete copies of all federal and state income tax returns filed by or with respect to Red Cannon and each of its subsidiaries for the past three years have been made available to Red Cannon.

         SECTION 4.12. NO EXCESS PARACHUTE PAYMENTS. Neither Red Cannon nor any of its affiliates has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law).

         SECTION 4.13. CONTRACTS. Neither Red Cannon nor any of its subsidiaries is a party to or bound by, and neither they nor their properties are subject to, any contracts, agreements or arrangements required to be disclosed in its most recently filed Form 10-K, 10-Q or 8-K under the Exchange Act which has not been filed as an exhibit to one or more of the Red Cannon SEC Documents filed and publicly available prior to the date of this Agreement ("Red Cannon Designated Contracts"). Red Cannon and its subsidiaries have satisfied in full or provided for all of their liabilities and obligations under the Red Cannon Designated Contracts which are presently required to be satisfied or provided for, and are not (with or without notice or lapse of time or both) in default in any material respect under any of the Red Cannon Designated Contracts nor to the knowledge of Red Cannon is any other party to any such Red Cannon Designated Contract (with or without notice or lapse of time or both) in default in any material respect thereunder, except for any defaults that could not reasonably be expected to have a Red Cannon Material Adverse Effect.

         SECTION 4.14. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the total shares of Red Cannon Common Stock represented in person or by proxy and entitled to vote at the Red Cannon Meeting is required for approval of each of (i) the issuance of Red Cannon Common Stock pursuant to this Agreement, (ii) the election of new directors to the Board of Directors of Red Cannon as contemplated by Section 1.9 of this Agreement, and (iii) the ratification of the appointment of new independent auditors for Red Cannon as contemplated by Section 6.3 of this Agreement. The affirmative vote of the holders of a majority of the shares of Red Cannon Common Stock outstanding and entitled to vote at the Red Cannon Meeting is required to approve the amendment to the Certificate of Incorporation of Red Cannon as contemplated by Section 1.7 of this Agreement. Except as set forth in this Section 4.14, there are no other votes of the holders of any class or series of Red Cannon's capital stock necessary to approve the transactions contemplated by this Agreement under Delaware Law and the rules of Nasdaq.

         SECTION 4.15. REAL ESTATE.

                  (a) The Company and each of its subsidiaries does not own any real property or any interest therein except as set forth on SCHEDULE 4.15(a) (the "Owned Properties"), which Schedule sets forth the location of the Owned Properties. With respect to each such parcel of Owned Property, except as set forth on SCHEDULE 4.15(a): (i) Red Cannon has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (y) Liens for real estate taxes not yet due and payable, or (z) recorded easements, covenants, encumbrances and other restrictions which do not materially impair the current use or occupancy of the property subject thereto, and any matters that would be disclosed by an accurate and current survey of each of the other parcels of the Owned Properties which would not materially impair the current use or occupancy of the property so surveyed; (ii) there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties materially affecting adversely the current use, occupancy or value thereof; (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately, and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) for which any permits or licenses necessary to the use thereof have not been obtained; (iv) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein; and (v) there are no parties (other than Red Cannon and its subsidiaries) in possession of the parcels of Owned Property except pursuant to written leases entered into by Red Cannon or a subsidiary thereof with respect thereto in the capacity as landlord.

                  (b) SCHEDULE 4.15(b) sets forth a list of all material leases, licenses or similar agreements to which Red Cannon or its subsidiaries is a party, which are for the use or occupancy of real estate owned by a third party and which are material to the operations or the business of Red Cannon and its subsidiaries taken as a whole ("Leases")(copies of which have previously been furnished to Red Cannon), in each case, setting forth (A) the lessor and lessee thereof, and (B) the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and neither Red Cannon or its subsidiaries nor, to the knowledge of Red Cannon, any other party thereto is in material default or material breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Leases, except for breaches or defaults which in the aggregate could not reasonably be expected to have a Red Cannon Material Adverse Effect.

         SECTION 4.16. GOOD TITLE TO, CONDITION AND ADEQUACY OF ASSETS.

Except as set forth on SCHEDULE 4.16, Red Cannon and its subsidiaries have good title to all of their respective Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Red Cannon and its subsidiaries in the manner in which and to the extent to which such business is currently being conducted. All vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures constituting part of the Assets and which are used by or located on the premises of Red Cannon or its subsidiaries, and which are currently in use or necessary for the business and operations of Red Cannon or its subsidiaries, are in operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Assets" means all of the properties and assets owned by Red Cannon and its subsidiaries as of the date hereof, whether personal or mixed, tangible or intangible, wherever located.

         SECTION 4.17. LABOR AND EMPLOYMENT MATTERS. SCHEDULE 4.17 sets forth the name, address, and social security number of each of the officers and key employees of Red Cannon and its subsidiaries. The current rate of compensation of each of the officers and key employees of Red Cannon and its subsidiaries has been previously provided to the Company. Neither Red Cannon nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of Red Cannon or any of its subsidiaries. As of the date hereof, except in accordance with Section 1.9 hereof, Red Cannon is not aware that any officer, key employee or group of employees has any plans to terminate his or their employment with Red Cannon or any of its subsidiaries as a result of the Merger or otherwise.

         SECTION 4.18. INSURANCE. SCHEDULE 4.18 sets forth a list of all insurance policies maintained as of the date hereof by Red Cannon and its subsidiaries. There are valid and enforceable policies of insurance covering the respective properties, assets and businesses of Red Cannon and its subsidiaries against risks of the nature normally insured against by entities in the same or similar lines of business and in coverage amounts typically and reasonably carried by such entities. Such policies are in full force and effect, and all premiums due thereon have been paid. None of such policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Red Cannon has not failed to give, in a timely manner, any notice required under any of such policies to preserve its material rights thereunder.

         SECTION 4.19. RELATED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 4.19, none of the officers or directors of Red Cannon or any of its subsidiaries, and no Person owning of record or beneficially more than 5% of Red Cannon Common Stock, or any members of their immediate families, has been a party to any transaction, or series of similar transactions, with Red Cannon or any of its subsidiaries, in which the amount involved exceeds sixty thousand dollars ($60,000) per annum, and in which any such Persons had or will have a direct or indirect material interest.

         SECTION 4.20. NAMES; PRIOR ACQUISITIONS. All names under which Red Cannon and its subsidiaries do business as of the date hereof are specified on
SCHEDULE 4.20. Except as set forth on SCHEDULE 4.20, neither Red Cannon nor any of its subsidiaries has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past year.

         SECTION 4.21. STATE TAKEOVER STATUTES. The Board of Directors of Red Cannon has approved stock issuance pursuant to this Agreement and the Red Cannon Voting Agreement (as defined in Section 6.7), and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 203 of the Delaware Law, to the extent, if any, such provisions of Section 203 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. Less than 500 residents of the State of Florida are employees of Red Cannon and its subsidiaries, so as to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 607.0903 of the Florida Business Corporation Act, to the extent, if any, such provisions of such Section 607.0903 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

         SECTION 4.22. BROKERS. No broker, investment banker, financial advisory or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Red Cannon, except that Red Cannon has retained ABN AMRO as a financial advisor. A true and correct copy of Red Cannon's retainer agreement with ABN AMRO has been delivered to the Company.

         SECTION 4.23. ACCOUNTING MATTERS. Neither Red Cannon nor any of its affiliates has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Red Cannon from accounting for the business combination to be effected by the Merger as a pooling of interests.

         SECTION 4.24. TAX MATTERS. Neither Red Cannon nor any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

         SECTION 4.25. OWNERSHIP OF RED CANNON COMMON STOCK. As of the date hereof, except for the voting proxies granted to the Company as described in
Section 6.7 and the persons listed on SCHEDULE 4.25, no person nor any of Red Cannon's affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding providing for the acquisition, holding, voting or disposition of, in each case, shares of capital stock of Red Cannon or any securities convertible into or exercisable or exchangeable for capital stock of Red Cannon, which in the aggregate represent 10% or more of the outstanding shares of Red Cannon Common Stock after giving effect to the conversion, exercise or exchange of all such securities beneficially owned by Red Cannon and its affiliates and associates which are convertible into or exercisable or exchangeable for capital stock of Red Cannon.

         SECTION 4.26. INTERIM OPERATIONS OF MERGERSUB. Mergersub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 4.27. YEAR 2000 COMPLIANCE. The software and hardware operated by Red Cannon and its subsidiaries (but not necessarily that operated or provided by vendors) are capable of providing or are being tested, and, if necessary, will be adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date- dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Red Cannon Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as may be agreed to in writing by Red Cannon, from the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries to, (i) use its and their best efforts to conduct its and their operations according to its and their ordinary and usual course of business, consistent with past practice, it being understood that the Company is evaluating all aspects of the operations of the businesses of the Company and its subsidiaries and it is agreed that the Company shall have the right, in its sole discretion, to make changes to such operations, (ii) use its and their best efforts to preserve intact its and their business organization, (iii) keep or cause to be kept in full force and effect all of its and their material rights, contracts and agreements, (iv) maintain all of its and their property in good operating condition and repair, (v) use its and their best efforts to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with any of them, consistent with the Company's past practices, and (vi) maintain continuously insurance coverage substantially equivalent to the insurance coverage in existence on the date of this Agreement. Subject to the exercise of the applicable fiduciary duties of the Board of Directors of the Company as set forth in Section 5.2, the Company and its subsidiaries shall not take any action that would, or that could reasonably be expected to, result in any of the conditions to the obligations of the Company or Red Cannon to consummate the Merger set forth in Article VIII not being satisfied. Without limiting the generality of the foregoing and except as provided above, the Company shall not, and shall not permit any of its subsidiaries to:

                  (a) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional employee or other options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any options or rights to purchase, or any securities convertible into, shares of stock of any class; PROVIDED that the Company shall be entitled to (i) grant options to purchase Company Common Stock to new employees, and make annual grants of options to purchase Company Common Stock under the Company Stock Option Plan to its directors, officers, and employees, for an aggregate of no more than 700,000 shares of Company Common Stock, and (ii) issue up to 5,000,000 shares of Company Common Stock in the aggregate for the acquisition of businesses in the floral and gift industry in accordance with SCHEDULE 5.1;

                  (b) split, combine or reclassify any shares of its or any of its subsidiaries' capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to its stockholders whether or not in respect of its capital stock; or redeem, purchase or otherwise acquire any shares of, or rights to acquire shares of, its or any of its subsidiaries' capital stock;

                  (c) amend its charter or by-laws;

                  (d) voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights (tangible or intangible), other than in the ordinary course of business consistent with past practices;

                  (e) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisitions of stock or assets) any interest in any corporation, partnership or other business organization, or make any investment in any such entity either by purchase of securities, contributions of capital or transfer of property, except that the Company may pursue and complete acquisitions as set forth on SCHEDULE 5.1;

                  (f) grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except (i) pursuant to the Company's credit facilities with NationsBank (or its successors), and (ii) liens for taxes not currently due;

                  (g) create, incur or assume any indebtedness for borrowed money (contingent or otherwise), in an amount exceeding two hundred fifty thousand dollars ($250,000), except borrowings under the Company's credit facilities with NationsBank (or its successors), as may be amended to increase such facilities from $20 million to $40 million, to the extent such borrowings, not to exceed $40 million in the aggregate including existing borrowings, are for general working capital purposes in the ordinary course of business or for the acquisition of businesses in the floral and gift industry in accordance with
SCHEDULE 5.1;

                  (h) grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any Company Benefit Plan or otherwise), other than merit increases to employees of the Company or its subsidiaries who are not directors or officers of the Company, in the ordinary course of business and consistent with past practices;

                  (i) alter the manner of keeping the Company's books, accounts or records, or change in any manner the accounting practices therein reflected, except that books, accounts, records and accounting practices of subsidiaries and acquired businesses may be changed to conform to the Company's standards and practices;

                  (j) except as otherwise provided herein (including as set forth on SCHEDULE 5.1), enter into any material commitment, transaction or agreement, other than in the ordinary course of business consistent with past practices and other than commitments, transactions or agreements that are terminable by the Company without cost or penalty on no more than 60 days prior notice;

                  (k) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of the Company or any affiliate of its subsidiaries;

                  (l) modify any provision of any Company Benefit Plan (except that new Company Benefit Plans are being adopted as set forth on SCHEDULE 3.10), any stock option plans of the Company or the terms of any stock options granted thereunder;

                  (m) modify any of the Designated Contracts of the Company;

                  (n) enter into any agreement or transaction with any Person controlling, controlled by or under common control with the Company; or

                  (o) agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 5.2. APPROVAL BY THE COMPANY'S STOCKHOLDERS. The Company shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, to be held as promptly as practicable after the date of this Agreement, for the purpose of voting upon the Merger and this Agreement (the "Company Special Meeting"). Subject to the exercise of its applicable fiduciary duties under Delaware Law to the stockholders of the Company, the Board of Directors of the Company (i) shall recommend that the Company's stockholders approve and adopt this Agreement and the Merger, and include such recommendation in the Proxy Statement, provided that the Board of Directors shall not be obligated to make such recommendation if the Company shall have received an offer for a Competing Transaction that the Board of Directors determines in good faith is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement, and (ii) shall use its reasonable best efforts to solicit from stockholders of the Company votes in favor of such proposal. Nothing in this Agreement or otherwise shall relieve the Company of its obligation to hold a meeting and submit approval of this Agreement and the Merger to its stockholders at such meeting in accordance with
Section 251 of Delaware Law.

         SECTION 5.3. ACCESS TO INFORMATION. From the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries and its and their representatives, officers, directors, employees, auditors and agents to, afford the representatives, officers, employees and agents of Red Cannon reasonable access at all reasonable times to its representatives, officers, employees, agents, properties, offices, and other facilities and to all books and records, and shall furnish Red Cannon with all financial, operating and other data and information Red Cannon, through its representatives, officers, employees or agents, may reasonably request. Red Cannon shall hold, and will cause its directors, officers, employees, agents, advisors (including attorneys, auditors, and representatives) to hold in confidence, all documents and information concerning the Company and its subsidiaries furnished to Red Cannon in connection with the transactions contemplated in this Agreement, to the extent required by, and in accordance with, the provisions of that certain confidentiality letter agreement previously entered into by and between Red Cannon and the Company (the "Confidentiality Agreement").

         SECTION 5.4. AFFILIATE LETTERS.

                  (a) SCHEDULE 5.4 sets forth a list of names and addresses of those Persons who may be deemed "affiliates" of the Company within the meaning of Rule 145 under the Securities Act ("Rule 145"), including all officers and directors of the Company (each an "Affiliate"). The Company shall provide Red Cannon such information and documents as Red Cannon shall reasonably request for purposes of reviewing the accuracy and completeness of such list. There shall be added to such list the names and addresses of any other Person who becomes an Affiliate of the Company at any time after the date hereof up to and including the time of the Company Special Meeting or who Red Cannon reasonably identifies (by written notice to the Company) as being a Person who may be deemed to be an Affiliate of the Company. The Company shall deliver or cause to be delivered to Red Cannon, concurrent herewith, from each of the Affiliates identified on
SCHEDULE 5.4 (as the same may be supplemented as aforesaid), a letter in the form of EXHIBIT A hereto which shall contain (i) a representation that on the date hereof, such Affiliate has no plan or intention to sell, exchange or otherwise dispose of the Red Cannon Common Stock received by it pursuant to the Merger, (ii) a covenant that such Affiliate shall not sell or otherwise dispose of any shares of Red Cannon Common Stock issued to it in the Merger until such time as final results of operations of Red Cannon covering at least thirty (30) days of combined operations of Red Cannon and the Company have been published and (iii) a covenant that such Affiliate will not sell or otherwise dispose of any shares of Red Cannon Common Stock issued to it in the Merger, except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or another exemption from registration under the Securities Act.

                  (b) Red Cannon shall be entitled to place appropriate legends on the certificates evidencing the Red Cannon Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Red Cannon Common Stock, to the effect that the shares of the Red Cannon Common Stock received or to be received by such Affiliates pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Red Cannon Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or another exemption from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Red Cannon and the Company after the Effective Time shall have been published. The foregoing restrictions on the transferability of the Red Cannon Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Red Cannon Common Stock received or to be received by such Affiliates pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of the Red Cannon Common Stock whether or not such Affiliate has exchanged the certificates previously evidencing such Affiliate's shares of the Company Common Stock for certificates evidencing the shares of Red Cannon Common Stock into which such shares of the Company Common Stock were converted. The Proxy Statement and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.



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         SECTION 5.5. LETTER OF COMPANY'S ACCOUNTANTS. The Company shall cause to be delivered to Red Cannon a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before (a) the date on which the Proxy Statement is filed with the SEC, (b) the date on which the Proxy Statement is mailed to the stockholders of Red Cannon, (c) the date of the Red Cannon Meeting (as defined in Section 6.3), and (d) the Effective Time, and addressed to Red Cannon in form and substance reasonably satisfactory to Red Cannon and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Red Cannon's efforts to obtain such letter, if requested by Arthur Andersen LLP, Red Cannon shall provide a representation letter to Arthur Andersen LLP complying with SAS 72 (as amended), if then required.

         SECTION 5.6. COMPANY VOTING AGREEMENT. On the date hereof, the Persons listed on Appendix A to EXHIBIT B attached hereto (collectively, the "Company Principal Stockholders") shall execute and deliver to Red Cannon a voting agreement and proxy in the form of Exhibit B hereto (the "Company Voting Agreement"). To the extent that the Company issues any additional shares of Company Common Stock, the Company agrees to obtain a voting agreement and proxy in the form of Exhibit B hereto from additional holders of Company Common Stock so that Red Cannon holds voting proxies with respect to at least 50% of the issued and outstanding shares of Company Common Stock at all times until the Effective Time or the termination of this Agreement, if earlier.

                                   ARTICLE VI

                      COVENANTS OF RED CANNON AND MERGERSUB

         SECTION 6.1. CONDUCT OF BUSINESS OF RED CANNON. Except as may be agreed to in writing by the Company, from the date hereof to the Effective Time, Red Cannon shall, and shall cause its subsidiaries to, (i) use its and their best efforts to conduct its and their operations according to its and their ordinary and usual course of business, consistent with past practice, (ii) use its and their best efforts to preserve intact its and their business organization, (iii) keep or cause to be kept in full force and effect all of its and their material rights, contracts and agreements, (iv) maintain all of its and their property in good operating condition and repair, (v) use its and their best efforts to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with any of them, consistent with Red Cannon's past practices, and (vi) maintain continuously insurance coverage substantially equivalent to the insurance coverage in existence on the date of this Agreement. Subject to the exercise of the applicable fiduciary duties of the Board of Directors of Red Cannon as set forth in Section 6.2, Red Cannon and its subsidiaries shall not take any action that would, or that could reasonably be expected to, result in any of the conditions to the obligations of the Company or Red Cannon to consummate the Merger set forth in Article VIII not being satisfied. Without limiting the generality of the foregoing and except as provided above, Red Cannon shall not, and shall not permit any of its subsidiaries to:

                  (a) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional employee or other options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any options or rights to acquire, or any securities convertible into, shares of stock of any class; PROVIDED that Red Cannon shall be entitled to issue shares of Red Cannon Common Stock upon exercise of Red Cannon Stock Options or warrants against payment therefor in accordance with their terms;

                  (b) split, combine or reclassify any shares of its or any of its subsidiaries' capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to its stockholders whether or not in respect of its capital stock; or redeem, purchase or otherwise acquire any shares of, or rights to acquire shares of, its or any of its subsidiaries' capital stock;

                  (c) amend its charter or by-laws;

                  (d) voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights (tangible or intangible), other than in the ordinary course of business consistent with past practices;

                  (e) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisitions of stock or assets) any interest in any corporation, partnership or other business organization or division thereof, or make any investment in any entity either by purchase of securities, contributions of capital or transfer of property, or make any loans or advances to any Person;

                  (f) grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

                  (g) create, incur or assume any indebtedness for borrowed money (contingent or otherwise), in an amount exceeding one hundred thousand dollars ($100,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate;

                  (h) make or commit to make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than as set forth on the capital expenditure budget provided by Red Cannon to the Company, a copy of which is attached as SCHEDULE 6.1;

                  (i) grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any Benefit Plan or otherwise), other than merit increases to employees of Red Cannon or its subsidiaries who are not directors or officers of the Red Cannon, in the ordinary course of business and consistent with past practices;

                  (j) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

                  (k) enter into any material commitment, transaction or agreement, other than in the ordinary course of business consistent with past practices and other than commitments, transactions or agreements that are terminable by Red Cannon without cost or penalty on no more than 60 days prior notice;

                  (l) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of Red Cannon or any affiliate of its subsidiaries;

                  (m) modify any provision of any Red Cannon Benefit Plan, any stock option plans of Red Cannon or the terms of any stock options granted thereunder, including taking any action with respect to stock options otherwise permitted under Section 9 of the Management Incentive Stock Plan or Section 6 of the 1996 Nonemployee Directors' Stock Option Plan;

                  (n) modify any of the Designated Contracts of Red Cannon;

                  (o) enter into any agreement or transaction with any Person controlling, controlled by or under common control with Red Cannon; or

                  (p) agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 6.2. COMPLIANCE WITH NASDAQ AND SEC REQUIREMENTS. From the date hereof to the Effective Time, Red Cannon shall comply in all material respects with all applicable requirements of Nasdaq and the SEC with respect to the filing of information and reports.

         SECTION 6.3. APPROVAL BY RED CANNON'S STOCKHOLDERS. Red Cannon shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, to be held as promptly as practicable after the date of this Agreement, for the purpose of voting upon (1) the stock issuance pursuant to the Merger and the other transactions contemplated by this Agreement, (2) the Certificate of Amendment to Red Cannon's Certificate of Incorporation contemplated by this Agreement, (3) the election of new directors to the Board of Directors of Red Cannon pursuant to this Agreement, and (4) the ratification of the appointment of Arthur Andersen LLP as independent auditors for Red Cannon (the "Red Cannon Meeting"). Subject to the exercise of its applicable fiduciary duties under Delaware Law to the stockholders of Red Cannon, the Board of Directors of Red Cannon (i) shall recommend that Red Cannon's stockholders approve each of such proposals, and include such recommendations in the Proxy Statement, provided that the Board of Directors shall not be obligated to make such recommendations if Red Cannon shall have received an offer for a Competing Transaction that the Board of Directors determines in good faith is more favorable to the stockholders of Red Cannon from a financial point of view than the transactions contemplated by this Agreement, and (ii) shall use its reasonable best efforts to solicit from stockholders of Red Cannon votes in favor of approving such proposals. Nothing in this Agreement or otherwise shall relieve Red Cannon of its obligation to hold a meeting and submit approval of the stock issuance pursuant to the Merger and the other transactions contemplated by this Agreement to its stockholders at such meeting in accordance with Section 251 of Delaware Law.

         SECTION 6.4. ACCESS TO INFORMATION. From the date of this Agreement to the Effective Time, Red Cannon shall, and shall cause its subsidiaries and its and their representatives, officers, directors, employees, auditors and agents to, afford the representatives, officers, employees and agents of the Company reasonable access at all reasonable times to its representatives, officers, employees, agents, properties, offices, and other facilities and to all books and records, and shall furnish the Company with all financial, operating and other data and information the Company, through its representatives, officers, employees or agents, may reasonably request. The Company shall hold, and will cause its directors, officers, employees, agents, advisors (including attorneys, auditors, and representatives) to hold in confidence, all documents and information concerning Red Cannon and its subsidiaries furnished to the Company in connection with the transactions contemplated in this Agreement, to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

         SECTION 6.5. AFFILIATE LETTERS.

                  (a) SCHEDULE 6.5 sets forth a list of names and addresses of those Persons who may be deemed "affiliates" of Red Cannon within the meaning of Rule 145 under the Securities Act ("Rule 145"), including the Red Cannon Principal Stockholders (as defined in Section 6.7) and all officers and directors of Red Cannon (each an "Affiliate"). Red Cannon shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing the accuracy and completeness of such list. There shall be added to such list the names and addresses of any other Person who becomes an Affiliate of Red Cannon at any time after the date hereof up to and including the time of Red Cannon Meeting or who the Company reasonably identifies (by written notice to Red Cannon) as being a Person who may be deemed to be an Affiliate of Red Cannon. Red Cannon shall deliver or cause to be delivered to the Company, concurrent herewith, from each of the Affiliates identified on SCHEDULE 6.5 (as the same may be supplemented as aforesaid), a letter in the form of EXHIBIT C hereto, which shall contain (i) a representation that on the date hereof, such Affiliate had no plan or intention to sell, exchange or otherwise dispose of any Red Cannon Common Stock owned by it as of the date hereof, (ii) a covenant that such Affiliate shall not sell or otherwise dispose of any shares of Red Cannon Common Stock until such time as final results of operations of Red Cannon covering at least thirty (30) days of combined operations of Red Cannon and the Company have been published and (iii) a covenant that such Affiliate will not sell or otherwise dispose of any shares of Red Cannon Common Stock issued to it in the Merger, except pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration under the Securities Act.

                  (b) Red Cannon shall be entitled to place appropriate legends on the certificates evidencing the Red Cannon Common Stock owned by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Red Cannon Common Stock, to the effect that the shares of the Red Cannon Common Stock owned by such Affiliates may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Red Cannon Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Red Cannon and the Company after the Effective Time shall have been published. The foregoing restrictions on the transferability of the Red Cannon Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Red Cannon Common Stock owned by such Affiliates and to all purported reductions in the interest in or risks relating to such shares of the Red Cannon Common Stock. The Proxy Statement and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

         SECTION 6.6. EMPLOYMENT AGREEMENTS; COVENANT NOT TO COMPETE. On the date hereof, Andrew W. Williams shall execute and deliver to the Company a covenant not to compete and non-disclosure agreement in the form of EXHIBIT C hereto (the "Covenant Letter"). Each of the Company, on the one hand, and James
W. West, James Pagano, Kelly McMakin, Peggy O'Neil, David Rogers and Beverly Bishop, separately on the other hand, shall have executed and delivered to each other an employment agreement substantially in the form of EXHIBIT D hereto (the "Employment Agreements").

         SECTION 6.7. RED CANNON VOTING AGREEMENT. On the date hereof, the Persons listed on Appendix A to EXHIBIT E hereto (collectively, the "Red Cannon Principal Stockholders") shall execute and deliver to the Company a voting agreement and voting proxy in the form of EXHIBIT E hereto (the "Red Cannon Voting Agreement," and together with the Company Voting Agreement, the "Voting Agreements"). The Persons executing the Red Cannon Voting Agreement beneficially own, in the aggregate, over 50% of the issued and outstanding shares of Red Cannon Common Stock.

         SECTION 6.8. LETTER OF RED CANNON'S ACCOUNTANTS. Red Cannon shall cause to be delivered to the Company a letter of Ernst & Young LLP, Red Cannon's independent public accountants, dated a date within two business days before (a) the date on which the Proxy Statement is filed with the SEC, (b) the date on which the Proxy Statement is mailed to the stockholders of Red Cannon and the Company, (c) the date of the Red Cannon Meeting, and (d) the Effective Time, and addressed to the Company in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP, Red Cannon shall provide a representation letter to Ernst & Young LLP complying with SAS 72 (as amended), if then required.



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



                                   ARTICLE VII

               COVENANTS OF THE COMPANY, RED CANNON AND MERGERSUB

         SECTION 7.1. LEGAL CONDITIONS TO MERGER. Each of the Company, Red Cannon and Mergersub, shall use its best efforts to comply promptly with all legal requirements which may be imposed on it with respect to the Merger, this Agreement and the transactions contemplated hereby. Such actions shall include, without limitation, filing or causing to be filed under the HSR Act a premerger notification and report form, with respect to the transactions contemplated hereby, furnishing all additional information required under the HSR Act and in connection with approvals of or filings with any Governmental Authority. Each of the Company, Red Cannon and Mergersub promptly shall cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with such transactions. Each of the Company, Red Cannon and Mergersub shall, and shall cause each of its subsidiaries to, use its best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party, required to be obtained or made by the Company, Red Cannon or any of their subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. In connection with the filings under the HSR Act, each party shall request early termination of the HSR waiting period.

         SECTION 7.2. PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT.

                  (a) Red Cannon and the Company promptly shall prepare and file with the SEC the Proxy Statement, and Red Cannon promptly shall prepare and file with the SEC the Registration Statement. Each party shall provide the other party and such other party's counsel and auditors with reasonable opportunity to review and comment upon the Registration Statement, including all amendments thereto and all supplements to the Proxy Statement contained therein and constituting a part thereof, prior to the filing thereof with the SEC and/or the distribution thereof to the stockholders of either party, and shall make all reasonable changes thereto requested by such other party, counsel or auditors. The parties agree that the Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Each of Red Cannon and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing consistent with a desired Effective Time of on or prior to February 28, 1999; provided, that the failure of the Effective Time to have occurred on or prior to February 28, 1999 shall not be considered a breach of this Agreement or grounds for termination of this Agreement. Red Cannon shall advise the Company (promptly after it receives notice thereof) of the time when the Registration Statement has become effective, of any supplement or amendment that has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of Red Cannon Common Stock for offering or sale in any jurisdiction, or



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



of any request by the SEC for amendment of the Registration Statement or for additional information. Promptly after the Registration Statement has been declared effective, Red Cannon and the Company shall use all reasonable efforts to mail the Proxy Statement to their respective stockholders.

                  (b) Red Cannon shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals in connection with the issuance of Red Cannon Common Stock in the Merger, except that Red Cannon shall not be required to execute or file any general consent to service of process in any jurisdiction in which it is not qualified to transact business or to register as a dealer in any jurisdiction in which it is not qualified to transact business or to register as a dealer in any jurisdiction.

                  (c) If at any time prior to the Effective Time any event relating to Red Cannon or any of its subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement, Red Cannon promptly shall so inform the Company and shall furnish all necessary information to the Company relating to such event. If at any time prior to the Effective Time any event relating to the Company or any of its subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company promptly shall so inform Red Cannon and shall furnish all necessary information to Red Cannon relating to such event.

         SECTION 7.3. BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement (including, without limitation, the provisions of Sections 5.2, 6.3 and 7.10 relating to the exercise of the applicable fiduciary duties of the Board of Directors of the Company or Red Cannon, as applicable), each of the parties to this Agreement shall use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, and shall use its best efforts to obtain all necessary waivers, consents and approvals, including the actions described in Sections 7.1 and 7.2 above.

         SECTION 7.4. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Red Cannon and Red Cannon shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would, in the reasonable judgment of their respective management, be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or
(ii) any condition set forth herein to be unsatisfied in any material respect at any time from the date of this Agreement to the Effective Time, and (b) any material failure of the Company, Red Cannon or Mergersub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.



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



         SECTION 7.5. BROKERS. Each of the Company and Red Cannon represents that no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement (except as set forth in Sections 3.22 and 4.22), and each of the Company and Red Cannon shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party.

         SECTION 7.6. PUBLIC ANNOUNCEMENTS. Neither the Company nor Red Cannon shall issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents or customers, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement without the prior written consent of the other party (which consent shall not be withheld unreasonably), provided that the Company or Red Cannon may make any disclosure or announcement which, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulations of Nasdaq, in which case the party desiring to make the disclosure shall reasonably consult with the other party prior to making such disclosure or announcement.

         SECTION 7.7. TAX AND ACCOUNTING TREATMENT. Until the Effective Time, the Company and Red Cannon each shall, and from and after the Effective Time Red Cannon shall, use its best efforts to qualify the Merger, and shall use best efforts not to take any action to cause the Merger not to qualify, as a reorganization within the meaning of Section 368(a) of the Code. From and after the Effective Time, (a) Red Cannon shall cause the Surviving Corporation to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business within the meaning of the Treasury regulation Section 1.368-1(d), and (b) Red Cannon and Mergersub shall, and Red Cannon shall cause the Surviving Corporation to, treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with their income tax returns as may be required by Treasury regulation Section 1.368-3 or other applicable law. Until the Effective Time, each of the Company and Red Cannon, and from and after the Effective Time Red Cannon and their respective subsidiaries and other Affiliates over which they exercise control, shall not knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

         SECTION 7.8.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) Red Cannon shall indemnify, defend and hold harmless each Person who is now, or who becomes prior to the Effective Time, an officer or director of Red Cannon or the Company (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be withheld unreasonably) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of Red Cannon or the Company, whether pertaining



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



to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated by this Agreement, in each case to the full extent provided under the Certificate of Incorporation and By-laws of the Company as in effect as of the date hereof or permitted under Delaware Law, as applicable, to indemnify directors and officers. As of the date hereof, neither Red Cannon nor the Company has knowledge, after due inquiry of its respective directors and executive officers, of any pending or threatened claims, actions or other matters which reasonably could give rise to Indemnified Liabilities.

                  (b) The Certificate of Incorporation and the By-laws of Red Cannon and the Surviving Corporation shall contain the provisions with respect to indemnification substantially the same as set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of Red Cannon or the Company, unless such modification is required by law.

                  (c) The provisions of this Section 7.8 are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and executors after the Effective Time.

         SECTION 7.9. FURTHER ASSURANCES. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company, Red Cannon, Mergersub and the Surviving Corporation shall take such necessary action.

         SECTION 7.10. NO SOLICITATIONS. From the date hereof until the earlier of (a) the Effective Time, or (b) the date that this Agreement shall terminate in accordance with its terms (the "Non-Solicitation Period"), neither of the Company nor Red Cannon shall, and each such party shall cause its subsidiaries not to, permit any of its representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Competing Transaction. Any violation of the restrictions set forth in the preceding sentence by an officer or director of either the Company or Red Cannon or any investment banker, attorney or other representative of such party, whether such person is purporting to act on behalf of such party or otherwise, shall be deemed to be a breach of this Section 7.10. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Competing Transaction. During the Non- Solicitation Period, Red Cannon shall notify the Company, and the Company shall notify Red Cannon, orally and confirmed in writing, of any inquiries, offers or proposals relating to a Competing Transaction (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Notwithstanding anything in this Section 7.10 to the contrary, in the event of an unsolicited Competing Transaction, unless the respective approvals of Red Cannon's Stockholders and the Company's Stockholders have both been obtained, Red Cannon or the Company, as the case may be, may participate in discussions or negotiations with, furnish information to, and afford access to its properties, books and records and that of its subsidiaries, to any person in connection with a possible Competing Transaction by such person (provided such person is BONA FIDE and financially capable) with respect to either the Company or Red Cannon if the Board of Directors of the Company or Red Cannon, as the case may be, after weighing the advice of its counsel and financial advisor, determines in good faith that taking such action is reasonably likely to lead to a definitive written offer or proposal with respect to a Competing Transaction by or with such other person that would be more favorable than the Merger to such party's stockholders from a financial point of view. As used in this Section 7.10, "Competing Transaction" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party or any of its material subsidiaries, or any proposal or offer to acquire in any manner controlling equity interest in, or substantially all of the assets of, any party or any of its material subsidiaries, other than (i) pursuant to transactions contemplated by this Agreement, (ii) any transaction by or involving the Company which is permitted pursuant to Section 5.1 (and Schedule 5.1).

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.1. CONDITIONS TO OBLIGATIONS OF THE COMPANY, RED CANNON AND MERGERSUB. The obligations of the Company, Red Cannon and Mergersub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions:

                  (a) STOCKHOLDER APPROVALS. The Merger and the other transactions contemplated by this Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Special Meeting. The stock issuance pursuant to the Merger, the Certificate of Amendment, the election of directors and the other transactions contemplated by this Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Red Cannon Common Stock entitled to vote at the Red Cannon Meeting.

                  (b) APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHER PERSONS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of any notice and waiting period imposed by, any Governmental Authority or any other Person upon the consummation of the transactions contemplated by this Agreement, the failure of which to obtain could reasonably be expected to have a Company Material Adverse Effect or a Red Cannon Material Adverse Effect, shall have been filed or obtained or shall have occurred. All of such authorizations, consents, orders or approvals shall have been obtained without the imposition of any conditions which would require the divestiture of any of the Company's or Red Cannon's assets or would otherwise materially adversely affect Red Cannon's ability to operate the businesses of the Company and its subsidiaries following the Effective Time.

                  (c) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order terminating the effectiveness of the Registration Statement shall have been issued or threatened.

                  (d) NO ORDER OR INJUNCTION. The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or injunction lifted), and no litigation, arbitration, or other proceeding initiated by any Governmental Authority shall be pending which seeks to enjoin prohibit or materially restrict the consummation of the Merger.

                  (e) POOLING LETTERS. The Company shall have received a letter from its auditors, addressed to the Company, dated the date the Proxy Statement is first mailed to the stockholders of the Company and confirmed in writing as of the Effective Time, and Red Cannon shall have received a letter from its auditors, addressed to Red Cannon, dated the date the Proxy Statement is first mailed to the stockholders of Red Cannon and confirmed in writing as of the Effective Time, stating that the Merger shall qualify as a pooling of interests business combination under applicable accounting and SEC rules, and the SEC shall not have objected to such treatment.

                  (f) ACCOUNTANTS LETTERS. The Company and Red Cannon shall have received the letters described in Sections 5.5 and 6.8 above.

                  (g) NASDAQ. The shares of Red Cannon Common Stock included in the Merger Consideration shall have been duly approved for quotation on Nasdaq, subject to official notice of issuance.

                  (h) AVERAGE TRADING PRICE OF RED CANNON COMMON STOCK. The average daily closing sales price of a share of Red Cannon Common Stock as quoted on Nasdaq for the 20 consecutive trading days immediately preceding the third trading day (including such third trading day) prior to the Effective Time, shall be greater than or equal to $4.00.

                  (i) DISSENTING SHARES. Less than 10% of the issued and outstanding shares of Company Common Stock shall have duly demanded and perfected dissenters' rights of appraisal in accordance with Section 2.5 of this Agreement and Section 262 of Delaware Law.

                  (j) BLUE SKY LAWS. Red Cannon shall have received all state securities or "Blue Sky" permits and other authorizations, if any, necessary to issue the shares of Red Cannon Common Stock pursuant to the Merger.

         SECTION 8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. Except as otherwise provided below, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by the Company:

                  (a) PERFORMANCE OF OBLIGATIONS OF RED CANNON AND MERGERSUB. Red Cannon and Mergersub shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of each of Red Cannon and Mergersub by an executive officer of each such company to such effect.

                  (b) REPRESENTATIONS AND WARRANTIES; CHANGE IN CONDITION. The representations and warranties of Red Cannon and Mergersub set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Effective Time, with the same force and effect as through such representations and warranties had been made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of each of Red Cannon and Mergersub by an executive officer of each such company to such effect. Since the date hereof, no event or condition shall have occurred (or shall be discovered) that could reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Red Cannon and its subsidiaries, taken as a whole (a "Red Cannon Material Adverse Effect").

                  (c) CORPORATE ACTION. The Company shall have received from Red Cannon (i) copies of the certificates of incorporation and by-laws of Red Cannon and Mergersub, (ii) copies of resolutions of Red Cannon's and Mergersub's Boards of Directors approving and adopting this Agreement and the transactions contemplated hereby, certified on behalf of each of Red Cannon and Mergersub by the corporate secretary of each such company, and (iii) a certificate of good standing from the Secretary of State of the State of Delaware for each of Red Cannon and Mergersub (dated as of a date not more than 10 days prior to the Closing).

                  (d) OPINION OF COUNSEL. The Company shall have received an opinion of counsel to Red Cannon and Mergersub, dated the Effective Time, substantially in the form of EXHIBIT G.

         SECTION 8.3. CONDITIONS TO OBLIGATIONS OF RED CANNON AND MERGERSUB. The obligations of Red Cannon and Mergersub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Red Cannon and Mergersub:

                  (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Company at or prior to the Effective Time, and Red Cannon and Mergersub shall have received a certificate of the Company, signed by the chief executive officer and the chief financial officer of the Company, to such effect.

                  (b) REPRESENTATIONS AND WARRANTIES; CHANGE IN CONDITION. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and at and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, and Red Cannon and Mergersub shall have received a certificate of the Company, signed by the chief executive officer and the chief financial officer of the Company, to such effect. Since the date hereof, no event or condition shall have occurred (or shall be discovered) that could reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

                  (c) CORPORATE ACTION. Red Cannon and Mergersub shall have received from the Company (i) copies of the certificates of incorporation and bylaws of the Company and each of its subsidiaries, (ii) copies of resolutions of the Company's Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, certified on behalf of the Company by its corporate secretary, and (iii) a certificate of good standing from the Secretary of State of the State of Delaware for the Company (dated as of a date not more than 10 days prior to the Closing).

                  (d) BUSINESSES ACQUIRED BY THE COMPANY. As of the Effective Time, the Company shall have Annualized Adjusted EBITDA of at least $11 million (it being acknowledged and agreed by Red Cannon that the Company had at least $8.3 million of Annualized Adjusted EBITDA as of December 8, 1998). For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Addbacks" shall mean, with respect to each floral business acquired by the Company, all expenses incurred by such floral business during the applicable accounting period(s) preceding such acquisition, which expenses would not have been incurred by the Company if the Company owned such business during such period, including, without limitation, dividends, distributions, excess owner's compensation, extraordinary fringe benefits and perquisites provided to owners and other employees, and other non-recurring revenue and expenses, in all cases as evidenced by the Company's records.

                  "Annualized Adjusted EBITDA" shall mean, as of any date, the Company's consolidated net income for the 12-month period immediately preceding such date before (x) interest, taxes, depreciation and amortization expenses paid or accrued during such period, and (y) plus (or minus) all Addbacks related to such period; provided that (I) all businesses acquired by the Company during such 12-month period shall be treated as having been acquired by the Company as of the first day of such 12-month period, and (II) other pro forma adjustments shall be made to such net income consistent with the pro forma adjustments described in the Company's Private Placement Memorandum dated September 1998.

                  (e) OPINION OF COUNSEL. Red Cannon and Mergersub shall have received an opinion of counsel to the Company, dated the Effective Time, substantially in the form of EXHIBIT H.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1. TERMINATION. This Agreement may be terminated and the Merger contemplated by this Agreement may be abandoned at any time after the occurrence of any of the following events, but prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company);

                  (a) by mutual written consent of Red Cannon and the Company;

                  (b) by either Red Cannon or the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealing;

                  (c) by either Red Cannon or the Company, if the Merger has not been consummated by March 31, 1999 (such date, or such later date mutually agreed to in writing by the parties, hereto referred to as the "End Date") (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); PROVIDED, HOWEVER, that if the reason the Merger has not been consummated by March 31, 1999 is due to any of the conditions in Sections 8.1(a), 8.1(b), 8.1(c), or 8.1(d) not having been satisfied as of March 31, 1999, then the End Date shall be automatically extended, without further action of the parties, to May 31, 1999; FURTHER PROVIDED, that if the reason the Merger has not been consummated by March 31, 1999 is due to the condition in
Section 8.1(e) not having been satisfied as of March 31, 1999, then the parties agree to negotiate in good faith to agree on such terms and conditions as may permit the Merger and the other transactions contemplated by this Agreement to be closed and treated for accounting purposes as a purchase transaction as opposed to a pooling of interests, and the End Date shall be automatically extended, without further action of the parties, to May 31, 1999;

                  (d) by Red Cannon, if any of the representations and warranties of the Company in this Agreement are not true and correct in all material respects and could not reasonably be expected to become true and correct prior to the End Date, or if the Company breaches in any material respects any covenant of the Company contained in this Agreement and such breach could not reasonably be expected to be cured prior to the End Date; or

                  (e) by the Company, if any of the representations and warranties of Red Cannon in this Agreement are not true and correct in all material respects and could not reasonably be expected to become true and correct prior to the End Date, or if Red Cannon breaches in any material respect any covenant of Red Cannon contained in this Agreement and such breach could not reasonably be expected to be cured prior to the End Date.

         SECTION 9.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1, this Agreement shall terminate and become void and of no force and effect, the Merger shall be abandoned without further action by any of the parties to this Agreement, and no party to this Agreement shall have any liability or further obligation under this Agreement, except for the agreements contained in Sections 3.22 and 4.22 (Brokers), 7.10 (No Solicitation), 10.3 (Fees and Expenses) and 10.8 (Governing Law); PROVIDED that any termination of this Agreement pursuant to Sections 9.1(d) or 9.1(e) of this Agreement shall not relieve any party from any liability for the breach of any material representation, warranty or covenant contained in this Agreement or be deemed to constitute a waiver of any remedy available for such breach, and FURTHER PROVIDED, that if Red Cannon terminates this Agreement pursuant to
Section 9.1(d), then Red Cannon shall be entitled to recover its reasonable attorney's fees and costs incurred in any action brought by Red Cannon against the Company to recover its damages caused by such breach, or if the Company terminates this Agreement pursuant to Section 9.1(e), then the Company shall be entitled to recover its reasonable attorney's fees and costs incurred in any action brought by the Company against Red Cannon to recover its damages caused by such breach. Upon termination of this Agreement, each party shall return all documents and other materials of any other party which constitute confidential or proprietary information or trade secrets, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and will otherwise continue to abide by the terms of the Confidentiality Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Company, on the one hand, and Red Cannon and Mergersub, on the other hand, at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that, after the adoption of this Agreement by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form the consideration to be delivered to the stockholders of the Company as contemplated by Article II of this Agreement.








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



         SECTION 10.2. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Company, or of Red Cannon or Mergersub, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Red Cannon or Mergersub, or by the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.2.

         SECTION 10.3. FEES AND EXPENSES. Except as otherwise provided in this Agreement or by law, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, except that Red Cannon and the Company shall share equally (i) the expenses payable in connection with printing and mailing the Registration Statement and the Proxy Statement and all SEC filing fees relating to the transactions contemplated herein, and (ii) all HSR Act filing fees payable with respect to the Merger and other transactions contemplated by this Agreement.

         SECTION 10.4. NO THIRD-PARTY BENEFICIARIES. Except as provided in
Section 7.8, this Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed or is intended to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

         SECTION 10.5. RELIANCE ON AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations and warranties of the other parties contained in this Agreement or in any other documents or certificates delivered in connection herewith. Each representation and warranty contained in this Agreement is independent of each other representation and warranty. None of the representation, warranties, or covenants in this Agreement or in any Schedule, certificate, or other document delivered pursuant to this Agreement shall survive beyond the Effective Time, except for the agreements in Article I (The Merger), Article II (Conversion of Securities; Exchange of Certificates), Section 7.7 (Tax Treatment), Section 7.8 (Indemnification of Officers and Directors), Section 7.9 (Further Assurances), and Section 10.8 (Governing Law), and for those set forth in the Affiliate letters required under Sections 5.4 and 6.5, the Covenant Letter, the Employment Agreements and the Voting Agreements.

         SECTION 10.6. NOTICES. All notice and other communications required or permitted hereunder shall be in writing and shall be deemed duly given if delivered by hand, faxed (provided a confirmation is sent by guaranteed overnight delivery), guaranteed overnight delivery or mailed, first class certified mail with postage prepaid, to the parties at the following addresses, or such other addresses as such party shall furnish to the other in writing:

         (a)      If to Red Cannon or Mergersub to:

                  Florafax International, Inc.
                  8075 20th Street
                  Vero Beach, FL 32966
                  Attn: James West
                  Fax: (561) 234-4044

                  with a copy to:

                  Andrews & Kurth L.L.P.
                  1701 Pennsylvania Ave. N.W., Suite 200
                  Washington, D.C. 20008
                  Attn: James A. Blalock III, Esq.
                  Fax: (202) 662-2739

         (b)      If to the Company to:

                  GERALD STEVENS, INC.
                  One Financial Plaza, Suite 1100
                  110 East Broward Blvd.
                  Fort Lauderdale, FL 33394
                  Attn: Adam D. Phillips
                  Fax: (954) 713-1175

                  with a copy to:

                  Akerman, Senterfitt & Eidson, P.A.
                  One Southeast Third Avenue
                  28th Floor
                  Miami, Florida 33131
                  Attn: Jonathan L. Awner, Esq.
                  Fax: (305) 374-5095

         SECTION 10.7. ASSIGNMENT. This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties to this Agreement, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by operation of law or otherwise.

         SECTION 10.8. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.

         SECTION 10.9. HEADINGS. The table of contents and the article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 10.10. ENTIRE AGREEMENT. This Agreement (which term as used throughout includes the Exhibits and Schedules hereto) and the other documents and certificates contemplated herein embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter, except for the Confidentiality Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

         SECTION 10.11. SEVERABILITY. Wherever possible, each provision or portion of any provisions of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         SECTION 10.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signatures on next page]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement on the date set forth above.

                                     FLORAFAX INTERNATIONAL, INC., a
                                     Delaware corporation


                                     By:   /s/ ANDREW W. WILLIAMS
                                          -------------------------------------
                                              Name:  ANDREW W. WILLIAMS
                                              Title: CHIEF EXECUTIVE OFFICER


                                     RED CANNON ACQUISITION CORP., a
                                     Delaware corporation



                                     By:   /s/ ANDREW W. WILLIAMS
                                          -------------------------------------
                                              Name:  ANDREW W. WILLIAMS
                                              Title: CHIEF EXECUTIVE OFFICER



                                     GERALD STEVENS, INC., a Delaware
                                     corporation


                                     By:   /s/ GERALD R. GEDDIS
                                          -------------------------------------
                                              Name:  GERALD R. GEDDIS
                                              Title: CHIEF EXECUTIVE OFFICER